Exhibit 99

VIACOM REPORTS EARNINGS GROWTH

FOR FOURTH QUARTER AND FULL-YEAR FISCAL 2012

•	Fourth Quarter Adjusted Diluted Earnings Per Share Rises by 14%

•	Company Posts Full-Year Increases in Adjusted Operating Income, Adjusted Net Earnings and Adjusted Diluted EPS

•	$3.4 Billion in Capital Returned to Shareholders in Fiscal 2012 Through Share Repurchase Program and Dividends

2012 Results

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions, except per share amounts)	2012	2011	2012 vs. 2011	2012	2011	2012 vs. 2011

Revenues	$3,363	$4,053	(17)%	$13,887	$14,914	(7)%
Operating income	1,050	929	13	3,901	3,710	5
Adjusted operating income*	1,050	1,059	(1)	3,901	3,854	1
Net earnings from continuing operations attributable to Viacom	643	576	12	2,345	2,146	9
Adjusted net earnings from continuing operations attributable to Viacom*	626	614	2	2,264	2,247	1
Diluted EPS from continuing operations	1.24	1.00	24	4.36	3.61	21
Adjusted diluted EPS from continuing operations*	$1.21	$1.06	14%	$4.21	$3.78	11%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, N.Y., November 15, 2012 – Viacom Inc. (NASDAQ: VIAB, VIA) today reported results for the fiscal 2012 fourth quarter and full year ended September 30, 2012, with bottom line growth and substantial increases in earnings per share.

Revenues in the fourth quarter declined 17% to $3.36 billion, due to lower Filmed Entertainment revenues. Adjusted operating income of $1.05 billion was essentially flat compared to the prior year’s comparable quarter as the revenue decrease was substantially offset by lower expenses. Adjusted net earnings from continuing operations attributable to Viacom in the fourth quarter rose 2% to $626 million, and adjusted diluted earnings per share from continuing operations increased 14% to $1.21.

Revenues for the full year were $13.89 billion, down 7% from the previous year, reflecting higher Media Networks revenues, more than offset by lower Filmed Entertainment revenues. Full-year adjusted operating income grew 1% to $3.9 billion, principally reflecting higher Media Networks revenues. Full-year adjusted net earnings from continuing operations attributable to Viacom rose 1% to $2.26 billion and full-year adjusted diluted earnings per share from continuing operations increased 11% to $4.21 per diluted share, reflecting the impact of the company’s ongoing share repurchase program.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom continues to create many of the world’s best known and most exciting media properties, and delights audiences across the globe with content for every screen imaginable. Our unparalleled creative minds and Philippe’s outstanding management position Viacom perfectly for long-term growth.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Viacom is executing on its goals of continued investment in great content, ongoing operational excellence and ever-increasing returns to shareholders. Our Media Networks drove value in the quarter and the year through steady growth in distribution revenues, and the production of new and engaging programming that connects with valuable audiences. Viacom’s media brands have built unrivaled connections with their fans, creating unique experiences and powerful opportunities for advertisers. We continue to invest in our future across all platforms and geographies. Paramount also continued to achieve solid margin growth in the fourth quarter and full year, and has an exciting pipeline in place with eight films in the first fiscal quarter, including Jack Reacher, DreamWorks Animation’s Rise of the Guardians and the recently released Flight.

“Viacom’s balance sheet remains strong, providing the flexibility to invest in our business while delivering capital directly to shareholders. Our shareholders received $3.4 billion in capital in fiscal 2012 through our share repurchase and dividends, and Viacom is firmly committed to achieving its strong capital return goals.”

Revenues

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions)	2012	2011	2012 vs. 2011	2012	2011	2012 vs. 2011

Media Networks	$2,290	$2,292	-	$9,194	$9,145	1%
Filmed Entertainment	1,087	1,793	(39)	4,820	5,923	(19)
Eliminations	(14)	(32)	NM	(127)	(154)	NM

Total revenues	$3,363	$4,053	(17)%	$13,887	$14,914	(7)%

NM - Not Meaningful

Quarterly revenues were $3.36 billion, a decrease of 17% from $4.05 billion in the prior year. Media Networks revenues were flat at $2.29 billion, principally reflecting increased affiliate fees offset by lower advertising and ancillary revenues. Domestic affiliate revenues increased 12%, driven by rate increases and higher digital revenues. Worldwide affiliate revenues increased 11%. Domestic advertising revenues declined 6% and worldwide advertising revenues decreased 7%. Filmed Entertainment revenues declined 39% to $1.09 billion, principally due to the number and mix of theatrical and home entertainment titles released in the quarter, and reflecting difficult comparisons with the significant impact of Transformers: Dark of the Moon in the fourth quarter of 2011. TV and ancillary revenues in the Filmed Entertainment segment rose by 19% and 21%, respectively.

Full-year revenues were $13.89 billion, a 7% decline compared to the prior fiscal year, driven by lower theatrical and home entertainment revenues in the Filmed Entertainment segment. Media Networks revenues rose $49 million to $9.19 billion, reflecting an 11% increase in affiliate revenue to $3.89 billion that was partially offset by a 5% decrease in advertising revenues to $4.76 billion. Domestic affiliate revenues increased 10% and domestic advertising revenues declined 4%. Filmed Entertainment revenues decreased 19% to $4.82 billion.

Operating Income

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions)	2012	2011	2012 vs. 2011	2012	2011	2012 vs. 2011

Media Networks	$933	$958	(3)%	$3,889	$3,848	1%
Filmed Entertainment	195	185	5	325	341	(5)
Corporate expenses	(48)	(47)	(2)	(192)	(207)	7
Equity-based compensation	(30)	(35)	14	(122)	(128)	5
Eliminations	-	(2)	NM	1	-	NM

Adjusted operating income	$1,050	$1,059	(1)	$3,901	$3,854	1
Restructuring	-	(130)	NM	-	(144)	NM

Operating income	$1,050	$929	13%	$3,901	$3,710	5%

NM - Not Meaningful

Quarterly adjusted operating income was essentially flat at $1.05 billion, due to a 3% decline in the Media Networks segment partially offset by an increase in Filmed Entertainment. Media Networks results reflected a slight increase in expenses driven by higher operating costs associated with increased programming investment, substantially offset by lower selling, general and administrative expenses. The 5% growth at Filmed Entertainment was driven by higher TV and digital revenues and the beneficial impact of previously announced strategic cost savings initiatives.

Full-year adjusted operating income increased $47 million, or 1%, to $3.90 billion from $3.85 billion last year. Media Networks adjusted operating income increased $41 million, principally reflecting the net increase in revenues. Higher operating expenses driven by programming investment were substantially offset by decreases in selling, general and administrative expenses and lower depreciation and amortization. Filmed Entertainment adjusted operating income decreased $16 million, principally reflecting a difficult comparison with the one-time benefit from the sale of certain Marvel distribution rights in the prior year, partially offset by this year’s increased digital revenues.

Quarterly adjusted net earnings from continuing operations attributable to Viacom rose 2% to $626 million. The increase reflects gains from foreign exchange and a lower effective corporate tax rate. Adjusted diluted earnings per share from continuing operations for the quarter were $1.21, a 14% increase from $1.06 in the prior year’s comparable quarter.

Full-year adjusted net earnings from continuing operations attributable to Viacom rose to $2.264 billion, an increase of 1% over the prior fiscal year. The improvement was principally due to growth in adjusted operating income. Full-year adjusted diluted earnings per share from continuing operations increased 11% to $4.21, principally reflecting fewer outstanding shares.

Stock Repurchase Program

For the quarter ended September 30, 2012, Viacom repurchased 14.2 million shares under its stock repurchase program, for an aggregate purchase price of $700 million. During the year ended September 30, 2012, Viacom repurchased 59.9 million shares for an aggregate price of $2.8 billion. As of November 14, 2012, Viacom had $4.420 billion remaining in its $10 billion stock repurchase program.

Debt

At September 30, 2012, total debt outstanding, including capital lease obligations, was $8.15 billion, compared with $7.37 billion at September 30, 2011. The Company’s cash balances decreased to $848 million at September 30, 2012, compared with $1.02 billion at September 30, 2011.

About Viacom

Viacom is home to the world’s premier entertainment brands that connect with audiences through compelling content across television, motion picture, online and mobile platforms in over 160 countries and territories. With media networks reaching approximately 700 million global subscribers, Viacom’s leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, SPIKE, Tr3s, Paramount Channel

and VIVA. Paramount Pictures, celebrating its 100th year in 2012 and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment. Viacom operates a large portfolio of branded digital media experiences, including many of the world’s most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom’s blog at blog.viacom.com and Twitter feed at www.twitter.com/Viacom.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its 2012 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on the Company’s website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 846-7503	(212) 258-6377
jeremy.zweig@viacom.com Mark Jafar Vice President, Corporate Communications (212) 846-8961 mark.jafar@mtvstaff.com	james.bombassei@viacom.com Pamela Yi Director, Investor Relations (212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
(in millions, except per share amounts)	2012	2011	2012	2011

Revenues	$3,363	$4,053	$13,887	$14,914
Expenses:
Operating	1,564	2,185	6,993	7,868
Selling, general and administrative	691	741	2,757	2,921
Depreciation and amortization	58	68	236	271
Restructuring	-	130	-	144

Total expenses	2,313	3,124	9,986	11,204

Operating income	1,050	929	3,901	3,710
Interest expense, net	(105)	(102)	(417)	(412)
Equity in net earnings (losses) of investee companies	(13)	(11)	12	40

Loss on extinguishment of debt	-	-	(21)	(87)
Other items, net	7	(9)	(5)	(6)

Earnings from continuing operations before provision for income taxes	939	807	3,470	3,245

Provision for income taxes	(290)	(224)	(1,085)	(1,062)

Net earnings from continuing operations	649	583	2,385	2,183
Discontinued operations, net of tax	7	-	(364)	(10)

Net earnings (Viacom and noncontrolling interests)	656	583	2,021	2,173

Net (earnings) losses attributable to noncontrolling interests	(6)	(7)	(40)	(37)

Net earnings attributable to Viacom	$650	$576	$1,981	$2,136

Amounts attributable to Viacom:
Net earnings from continuing operations	$643	$576	$2,345	$2,146
Discontinued operations, net of tax	7	-	(364)	(10)

Net earnings attributable to Viacom	$650	$576	$1,981	$2,136

Basic earnings per share attributable to Viacom:
Continuing operations	$1.26	$1.01	$4.42	$3.65
Discontinued operations	$0.01	$-	$(0.69)	$(0.01)

Net earnings	$1.27	$1.01	$3.73	$3.64

Diluted earnings per share attributable to Viacom:
Continuing operations	$1.24	$1.00	$4.36	$3.61
Discontinued operations	$0.02	$-	$(0.67)	$(0.02)

Net earnings	$1.26	$1.00	$3.69	$3.59

Weighted average number of common shares outstanding:
Basic	511.1	569.2	530.7	587.3
Diluted	517.9	577.0	537.5	594.3

Dividends declared per share of Class A and Class B common stock	$0.275	$0.25	$1.05	$0.80

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,
(in millions, except par value)	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$848	$1,021
Receivables, net	2,533	2,732
Inventory, net	832	828
Deferred tax assets, net	68	41
Prepaid and other assets	572	639

Total current assets	4,853	5,261
Property and equipment, net	1,068	1,057
Inventory, net	4,205	4,239
Goodwill	11,045	11,064
Intangibles, net	328	392
Other assets	751	788

Total assets	$22,250	$22,801

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$255	$386
Accrued expenses	943	1,193
Participants’ share and residuals	989	1,158
Program rights obligations	569	475
Deferred revenue	230	187
Current portion of debt	18	23
Other liabilities	826	520

Total current liabilities	3,830	3,942
Noncurrent portion of debt	8,131	7,342
Participants’ share and residuals	533	487
Program rights obligations	642	771
Deferred tax liabilities, net	5	123
Other liabilities	1,491	1,351
Redeemable noncontrolling interest	179	152

Commitments and contingencies

Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.1 and 51.4 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 455.9 and 506.9 outstanding, respectively	1	1
Additional paid-in capital	8,916	8,614
Treasury stock, 267.1 and 207.2 common shares held in treasury, respectively	(11,025)	(8,225)
Retained earnings	9,820	8,418
Accumulated other comprehensive loss	(264)	(164)

Total Viacom stockholders’ equity	7,448	8,644

Noncontrolling interests	(9)	(11)

Total equity	7,439	8,633

Total liabilities and equity	$22,250	$22,801

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for the quarter and year ended September 30, 2012 and 2011 to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including restructuring charges, extinguishment of debt and discrete tax benefits. The Company uses consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate the Company’s actual operating performance and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)

	Quarter Ended September 30, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$1,050	$939	$643	$1.24
Factors Affecting Comparability:
Discrete tax benefits(5)	-	-	(17)	(0.03)

Adjusted results	$1,050	$939	$626	$1.21

	Quarter Ended September 30, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$929	$807	$576	$1.00
Factors Affecting Comparability:
Restructuring(4)	130	130	90	0.15
Discrete tax benefits(5)	-	-	(52)	(0.09)

Adjusted results	$1,059	$937	$614	$1.06

	Year Ended September 30, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$3,901	$3,470	$2,345	$4.36
Factors Affecting Comparability:
Extinguishment of debt(3)	-	21	13	0.02
Discrete tax benefits(5)	-	-	(94)	(0.17)

Adjusted results	$3,901	$3,491	$2,264	$4.21

	Year Ended September 30, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$3,710	$3,245	$2,146	$3.61
Restructuring(4)	144	144	99	0.17
Extinguishment of debt(3)	-	87	54	0.09
Discrete tax benefits(5)	-	-	(52)	(0.09)

Adjusted results	$3,854	$3,476	$2,247	$3.78

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	The tax impact has been calculated using the rates applicable to the adjustments presented.
(3)	Adjusted results for the year ended September 30, 2012 exclude a pre-tax debt extinguishment loss of $21 million on the redemption of all $750 million our outstanding 6.850% Senior Note due 2055. Adjusted results for the year ended September 30, 2011 exclude a pre-tax debt extinguishment loss of $87 million on the repurchase of $582 million of our 6.250% Senior Notes due 2016.
(4)	Adjusted results for the quarter ended September 30, 2011 exclude $77 million and $53 million of restructuring charges at the Media Networks and Filmed Entertainment segments, respectively. Adjusted results for the year ended September 30, 2011 also exclude $14 million of employee separation costs attributable to the Media Networks segment, which occurred in the third quarter.
(5)	Adjusted results for the quarter and year ended September 30, 2012 exclude $17 million and $94 million of discrete tax benefits, respectively. The benefits recognized in the quarter are principally derived from operating loss carryforwards. Adjusted results for the year ended September 30, 2012 also include benefits from capital loss carryforwards, as well as reserve releases resulting from effectively settled audits. Adjusted results for the quarter and year ended September 30, 2011 exclude $52 million of discrete tax benefits principally related to reserve releases resulting from effectively settled audits.